EXHIBIT 3.2

BY-LAWS

OF

BELO CORP.

(adopted June 7, 2013 as By-Laws of Delta Acquisition Corp.)

ARTICLE I

SHAREHOLDERS

Section 1. Annual Meetings. The annual meeting of the stockholders for the election of directors and the transaction of other business as may come before the meeting shall be held each year on such day and at such hour as shall be fixed by the Board of Directors.

Section 2. Special Meetings. A special meeting of the stockholders may be called at any time by the holders of a majority of the outstanding shares or by the Board of Directors and shall be held on such day and at such hour as is fixed in the call of the meeting.

Section 3. Place of Meetings. Meetings of stockholders shall be held at the principal office of the Corporation or at such other place, within or without the State of Delaware, as may be fixed by the Board of Directors.

Section 4. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called and shall indicate who called the meeting. A copy of the notice of any meeting shall be given, personally or by mail, not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at the meeting.

Section 5. Quorum. At each meeting of stockholders, the holders of a majority of the shares entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business.

Section 6. Voting. At each meeting of stockholders, every stockholder of record shall be entitled to cast one vote for every share of stock standing in her or his name on the books of the Corporation on the record date. All matters shall be determined by a majority of the votes cast, except that directors shall be elected by a plurality of the votes cast. Voting for directors shall not be by written ballot unless the stockholders at a meeting so determine.

Section 7. Action Without a Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE II

BOARD OF DIRECTORS

Section 1. General Power. The property, business and affairs of the Corporation shall be managed under the direction of its Board of Directors.

Section 2. Number. The Board of Directors shall consist of one or more members, the exact number to be fixed from time to time by the Board of Directors.

Section 3. Election and Term of Directors. Directors shall be elected at the annual meeting of stockholders and shall hold office until the next annual meeting and until their respective successors have been elected and qualified.

Section 4. Regular Meetings. As soon as practicable after each annual election of directors, the Board of Directors shall meet for the purposes of organization, the election of officers, and the transaction of other business. Other regular meetings of the Board shall be held at such places, dates, and hours as may be fixed from time to time by the Board of Directors. Notice of regular meetings need not be given.

Section 5. Special Meetings. A special meeting of the Board of Directors may be called by the President or by any two directors, and shall be held at such time and place as are fixed in the call of the meeting. Notice of each special meeting shall be mailed to each director, addressed to the address last given by each director to the Secretary or, if none has been given, at the director’s residence or usual place of business, at least three days before the day on which the meeting is to be held, or shall be sent to the director by telegraph, cable, wireless, or similar means so addressed or shall be delivered personally or by telephone, at least twenty-four (24) hours before the time the meeting is to be held. Each notice shall state the time and place of the meeting but need not state the purposes thereof. Notices of any such meeting need not be given to any director if waived by him in writing or by telegraph, cable, wireless, or other form of recorded communication or if otherwise waived as provided by law.

Section 6. Quorum and Manner of Acting. At each meeting of the Board of Directors the presence of a majority of the total Board of Directors shall be required to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at the time of the vote, if a quorum is present at the time, shall be the act of the Board. Members of the Board of Directors or any committee designated by the Board may participate in meetings by means of conference telephone or similar communications equipment.

Section 7. Written Consent. Any action required or permitted to be taken by the Board of Directors or any committee of the Board may be taken without a meeting if all members of the Board or committee consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board.

Section 8. Executive and Other Committees of Directors. The Board of Directors may, by resolution passed by a majority of the whole Board, designate an Executive Committee and one or more other committees, each consisting of one or more directors of the Corporation and each having such power and authority as the Board of Directors may by resolution provide (except as limited by the laws of the State of Delaware). The Board of Directors may authorize any such committee to exercise all or some of the powers and authority of the Board of Directors in the management of the property, business and affairs of the Corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have the power or authority in reference to:

(a) Amending the Certificate of Incorporation,

(b) Adopting an agreement of merger or consolidation,

(c) Recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets,

(d) Recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution,

(e) Amending the By-laws of the Corporation,

(f) Declaring dividends, or

(g) Authorizing the issuance of stock.

Subject to any requirements of law, each committee shall take action in accordance with such rules as are provided by resolution of the Board of Directors or as the committee members shall unanimously agree upon.

Section 9. Removal. Any director may be removed, at any time, with or without cause, by the affirmative vote of the holders of record of a majority of outstanding shares of stock entitled to vote at a meeting of stockholders, and any vacancy in the Board of Directors caused by any such removal may be filled by the stockholders at said meeting in which the vacancy is created or, if not so filled, by the Board of Directors.

ARTICLE III

OFFICERS

Section 1. Officers Enumerated. The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary, and a Treasurer, and such other officers as the Board of Directors may in its discretion elect. Any two or more offices may be held by the same person.

Section 2. Election, Removal and Term of Office. All officers shall be elected by the Board of Directors at its first meeting held after the annual meeting of stockholders. Unless elected for a lesser term, each officer shall hold office until the first meeting of the Board of Directors held after the next annual meeting of the stockholders and until his successor has been elected and qualified. Any officer may be removed, at any time, with or without cause, by action of the Board of Directors or by the affirmative vote of the holders of record of a majority of outstanding stock entitled to vote at a meeting of stockholders, and any vacancy so created shall be filled by action of the Board of Directors or by the stockholders at said meeting in which the vacancy is created.

Section 3. The President. The President shall be the chief executive officer of the Corporation and shall have general supervision of the property, business and affairs of the Corporation, subject only to the supervision of the Board of Directors. He shall preside at all meetings of stockholders and of the Board of Directors. In the absence or disability of any other officer of the Corporation, he may perform the duties of that officer. He shall perform other such duties as the Board of Directors may prescribe.

Section 4. The Vice Presidents. Each Vice President, if any, shall, in the absence or incapacity of the President and in order of seniority as fixed by the Board, possess the powers and perform the duties of the President, and each shall possess such other powers and perform such other duties as the Board of Directors may prescribe.

Section 5. The Secretary. The Secretary shall issue notice of all meetings of stockholders and of the directors whenever notice is required. He shall keep the minutes of all meetings of stockholders and of the Board of Directors in a book to be kept for that purpose. He shall sign such instruments as require his signature and shall possess such other powers and perform such other duties as usually pertain to his office or as the Board of Directors may prescribe.

Section 6. The Treasurer. The Treasurer shall have the care and custody of all the moneys and securities of the Corporation. He shall keep or cause to be kept complete and accurate books of account of all moneys received and paid on account of the Corporation. He shall sign such instruments as require his signature and shall possess such other powers and perform such other duties as usually pertain to his office or as the Board of Directors may prescribe.

Section 7. Assistant Officers. If the Board of Directors shall elect any Assistant Vice President, Assistant Secretary, or Assistant Treasurer, such assistant office shall assist the officer to whom he is assistant, shall possess that officer’s powers and perform that officer’s duties in his absence or incapacity, and shall possess such other powers and perform such other duties as the Board of Directors may prescribe.

ARTICLE IV

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 1. Actions, Suits, or Proceedings Other Than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken-or omitted in such capacity, against costs, charges, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2. Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys’ fees) actually and reasonably incurred by him or her or on his or her behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

Section 3. Indemnification for Costs, Charges, and Expenses of Successful Party; Suits Initiated by a Director, Officer, Employee or Agent. Notwithstanding the other provisions of this Article IV, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, he or she shall be indemnified against all costs, charges and expenses (including attorneys’ fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith. Notwithstanding the other provisions of this Article IV, except with respect to a proceeding to enforce rights to indemnification or advances under Section 6 of this Article, the Corporation shall be required to indemnify a director, officer, employee or agent under this Article in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by the Board of Directors.

Section 4. Determination of Right to Indemnification. Any indemnification under Sections 1 and 2 of this Article IV (unless required by Section 3 of this Article IV or ordered by a court) shall be paid by the Corporation unless a determination is made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the vote of the holders of a majority of the voting power of all of the shares entitled to vote thereon, that indemnification of the director, officer, employee or agent is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Sections 1 and 2 of this Article.

Section 5. Advance of Costs, Charges and Expenses. Costs, charges and expenses (including attorneys’ fees) incurred by a person referred to in Sections 1 and 2 of this Article in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, unless such action, suit or proceeding was authorized against an officer or director of the Corporation by a majority of the directors not named as defendants therein, in which case such costs, charges and expenses may be paid by the Corporation in advance if authorized by a majority of the directors not named as defendants therein; provided further, however, that the payment of such costs, charges and expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article IV. Such costs, charges and expenses incurred by other employees and agents shall be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may, in the manner set forth above, and upon approval of such director, officer, employee or agent of the Corporation, authorize the Corporation’s counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

Section 6. Procedure for Indemnification. Any indemnification under Sections 1, 2 and 3, or advance of costs, charges and expenses under Section 5 of this Article, shall be made promptly, and in any event within sixty (60) days, upon the written request of the director, officer, employee or agent. The right to indemnification or advances as granted by this Article IV shall be enforceable by the director, officer, employee or agent in any court of competent jurisdiction, if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within sixty (60) days. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 5 of this Article IV where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Sections 1 or 2 of this Article, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 1 or 2 of this Article, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 7. Other Rights; Continuation of Right to Indemnification. The indemnification and advancement of costs, charges and expenses provided by this Article IV shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of costs, charges and expenses may be entitled under any law (common or statutory), other Bylaw provision, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation. All rights under this Article shall vest at the time a person becomes a director, officer, employee or agent and shall continue as to a person who has ceased to be a director, officer, employee or agent as to actions taken while he or she was such a director, officer, employee or agent, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights under this Article shall be deemed to be a contract between the Corporation and each director, officer, employee or agent of the Corporation who serves or served in such capacity at any time while this Article is in effect. Any repeal or modification of this Article or any repeal or modification of relevant provisions of the Delaware General Corporation Law or any other applicable laws shall be prospective only and shall not in any way diminish any rights of such director, officer, employee or agent or the obligations of the Corporation arising hereunder.

Section 8. Extent of Indemnification. In addition to the specific indemnification provided for herein, the Corporation shall indemnify each person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent authorized or permitted (i) by the General Corporation Law of Delaware, or any other applicable law, or by any amendment thereof or other statutory provisions in effect on the date hereof, or (ii) by the Corporation’s Certificate of Incorporation as in effect on the date hereof. Subject to the exceptions and conditions set forth in Article IV, Section 2 of these Bylaws, the Corporation shall also advance expenses to any of the foregoing individuals to the fullest extent authorized or permitted (i) by the General Corporation Law of Delaware, or any other applicable law, or by any amendment thereof or other statutory provision in effect on the date hereof, or (ii) by the Certificate of Incorporation as in effect on the date hereof.

Section 9. Insurance. Notwithstanding the foregoing, the Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article.

Section 10. Savings Clause. If this Article IV or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee and agent of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article IV that shall not have been invalidated and to the full extent permitted by applicable law.

ARTICLE V

GENERAL

Section 1. Seal. The seal of the Corporation shall be in the form of a circle and shall bear the name of the Corporation, the year of incorporation and any other matters deemed appropriate by the Board of Directors.

Section 2. Fiscal Year. The fiscal year of the Corporation shall end at the close of business on the last Sunday of each calendar year.

ARTICLE VI

AMENDMENTS

Section 1. By-Law Amendments. The By-laws of the Corporation may be made, altered, or repealed by vote of the stockholders at any annual meeting or at any special meeting called for the purpose or, except as otherwise provided in these By-laws or by law, by vote of a majority of the authorized number of directors at any regular or special meeting.